Exhibit 99.2

L. W. Matteson, Inc.

Financial Statements

September 30, 2010

(Unaudited)

Contents

Page

Financial Statements (Unaudited)
Balance Sheet	3
Statements of Income	4
Statements of Stockholders’ Equity	5
Statements of Cash Flows	6
Notes to Financial Statements	7 - 11

L. W. Matteson, Inc.

Balance Sheet

September 30, 2010

(Unaudited)

Assets
Current Assets
Cash and cash equivalents	$12,221,573
Receivables:
Construction contracts, including retentions of $9,973	5,061,347
Affiliate	59,732
Other, primarily due from stockholder	8,764
Costs and estimated earnings in excess of billings on uncompleted contracts	957,856
Deposits	2,706
Prepaid expenses	259,621

Total current assets	18,571,599

Cash surrender value of life insurance	215,959

Property and Equipment, net	11,675,943

$30,463,501

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,268,702
Employee compensation	500,000
Due to stockholders	20,619
Accrued expenses	792,602
Billings in excess of costs and estimated earnings on uncompleted contracts	2,186,593

Total current liabilities	5,768,516

Stockholders’ Equity
Common stock; no par value; stated value, $36 per share; authorized, 50,000 shares; issued and outstanding 1,060 shares	38,160
Retained earnings	24,656,825

24,694,985

$30,463,501

See notes to financial statements.

L. W. Matteson, Inc.

Statements of Income

Nine-month Periods Ended September 30, 2010 and 2009

(Unaudited)

	2010	2009

Earned revenue	$29,484,435	$31,241,617

Direct costs of earned revenue	13,070,444	14,142,613
Indirect costs	6,202,118	7,007,432

Cost of revenue	19,272,562	21,150,045

Gross profit	10,211,873	10,091,572

General and Administrative Expenses	985,246	1,440,206

Operating income	9,226,627	8,651,366

Nonoperating income (expense)
Interest income	1,255	7,154
Gain (loss) on disposal of property and equipment	(37,187)	242,414
Expenses for anticipated asset sale	(68,376)	—
Interest expense	(3,564)	(58,557)
Management fee income	90,000	90,000

Total nonoperating income (expense), net	(17,872)	281,011

Net income	$9,208,755	$8,932,377

See notes to financial statements.

L. W. Matteson, Inc.

Statements of Stockholders’ Equity

Nine-month Periods Ended September 30, 2010 and 2009

(Unaudited)

			Total
	Common	Retained	Stockholders’
	Stock	Earnings	Equity

Balance, January 1, 2009	$38,160	$16,760,144	$16,798,304

Dividends declared	—	(8,959,386)	(8,959,386)
Net income	—	8,932,377	8,932,377

Balance, September 30, 2009	$38,160	$16,733,135	$16,771,295

Balance, December 31, 2009	$38,160	$15,448,070	$15,486,230

Net income	—	9,208,755	9,208,755

Balance, September 30, 2010	$38,160	$24,656,825	$24,694,985

See notes to financial statements.

L. W. Matteson, Inc.

Statements of Cash Flows

Nine-month Periods Ended September 30, 2010 and 2009

(Unaudited)

	2010	2009
Cash Flows from Operating Activities
Net income	$9,208,755	$8,932,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,328,929	2,225,964
(Gain) loss on disposal of property and equipment	37,187	(242,414)
Change in cash value of life insurance	(3,732)	(1,592)
(Increase) decrease in receivables	(2,092,963)	(2,537,112)
Costs and estimated earnings in excess of billings on uncompleted contracts	1,689,203	(264,239)
Prepaid expenses	(18,899)	70,320
Deposits	—	(58,263)
Increase (decrease) in accounts payable and accrued expenses	(2,671,602)	1,035,098
Billings in excess of costs and estimated earnings on uncompleted contracts	760,500	1,547,018
Employee compensation	—	427,262

Net cash provided by operating activities	9,237,378	11,134,419

Cash Flows from Investing Activities
Purchases of property and equipment	(3,505,460)	(2,461,997)
Proceeds from disposal of property and equipment	202,019	266,627
Premiums paid for life insurance	(11,854)	(13,297)
Proceeds from note receivable	100,000	100,000

Net cash used by investing activities	(3,215,295)	(2,108,667)

Cash Flows From Financing Activities
Dividends paid	—	(8,959,386)
Principal payments on long-term debt	(234,624)	(2,342,408)

Net cash used by financing activities	(234,624)	(11,301,794)

Change in cash and cash equivalents	5,787,459	(2,276,042)

Cash and cash equivalents, beginning of period	6,434,114	8,947,551

Cash and cash equivalents, end of period	$12,221,573	$6,671,509

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$2,716	$65,630

See notes to financial statements.

L.W. Matteson, Inc.

Notes to Financial Statements

(Unaudited)

Note 1.	Nature of Business

L. W. Matteson, Inc. (Company) is a river dredging and marine construction contractor, operating throughout the United States. The construction work is performed primarily under fixed-price contracts. Credit is extended to qualified customers on an unsecured basis.

Note 2.	Summary of Significant Accounting Policies

Basis of Accounting

The financial statements are prepared under the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of deposits in checking, money market and savings accounts, and certificates of deposit with original maturities of 90 days or less. The Company maintains substantially all of its funds in one financial institution, and the balance at times may exceed FDIC-insured limits.

Construction Contracts Receivable

Contracts receivable are recorded as invoiced based on contracted prices. Normal contracts receivable are due 30 days after invoices are issued. Contract retentions are due 30 days after substantial completion of the project and acceptance by the owner. Receivables past due more than 90 days are considered delinquent. The Company provides an allowance for doubtful accounts when it is determined that an amount is not likely to be collected. This allowance is based upon a review of outstanding receivables, historical collection information and existing economic conditions. At September 30, 2010, the Company did not have an allowance for doubtful accounts. Receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company had no bad debt expense for the nine-month periods ended September 30, 2010 and 2009.

Property and Equipment

Property and equipment is carried at original cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Depreciation expense for the nine-month periods ended September 30, 2010 and 2009 totaled $2,328,929 and $2,225,964, respectively.

L.W. Matteson, Inc.

Notes to Financial Statements

(Unaudited)

Note 2	Summary of Significant Accounting Policies (continued)

Revenue and Cost Recognition

The Company recognizes revenues from fixed-price construction contracts under the percentage-of-completion method, measured by the percentage of cost incurred to date compared to estimated total cost for each contract. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, contract penalty provisions, claims, change orders, settlements and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts”, represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized.

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro-rata shares of the Company’s items of income, deductions, losses and credits. Therefore, these financial statements do not include any provision for corporation income taxes. The Company declares dividends and pays bonuses from time to time to assist stockholders in paying income tax liabilities that result from their pro-rata share of the Company’s income.

The Company has open tax years for three years prior to December 31, 2009. The Company records interest and penalties, if any, in general and administrative expenses.

Note 3.	Note Receivable

During the year ended December 31, 2003, the Company accepted an unsecured note receivable as part of a settlement agreement with a vendor. The agreement requires the vendor to make annual principal payments in various amounts, plus interest at prime rate through May 1, 2010. The note was paid in full during the period ended September 30, 2010. Related interest income totaled $1,897 and $3,508 for the periods ended September 30, 2010 and 2009, respectively.

L.W. Matteson, Inc.

Notes to Financial Statements

(Unaudited)

Note 4.	Uncompleted Contracts

Information related to uncompleted contracts as of September 30, 2010 is as follows:

Total contract amount	$54,844,789

Costs incurred to date	$21,988,088
Profit recognized to date	8,013,644

Earned contract revenue	30,001,732

Contract billings to date	(31,230,469)

$(1,228,737)

Uncompleted contract balances are included in the accompanying balance sheets as of September 30, 2010 under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$957,856

Billings in excess of costs and estimated earnings on uncompleted contracts	(2,186,593)

$(1,228,737)

For the nine-month periods ended September 30, 2010 and 2009, the Company recognized a provision for estimated losses on uncompleted contracts of approximately $150,000 and $4,023,000, respectively.

Note 5.	Property and Equipment

At September 30, 2010, property and equipment consists of the following:

Land and land improvements	$687,972
Buildings	675,465
Machinery and equipment	32,730,246
Office furniture and fixtures	58,867
Construction-in-progress	1,118,842

35,271,392
Less accumulated depreciation	(23,595,449)

Property and equipment, net	$11,675,943

L.W. Matteson, Inc.

Notes to Financial Statements

(Unaudited)

Note 6.	Accounts Payable

Accounts payable includes amounts due to subcontractors which have been retained pending completion and customer acceptance of jobs. As of September 30, 2010, these retained amounts totaled $169,246.

Note 7.	Line of Credit

The Company has available a line of credit from Two Rivers Bank and Trust, Burlington, Iowa for $1,500,000. Borrowings are due July 1, 2011, including interest at prime rate plus 3.25%, with a minimum rate of 4.5%, and are collateralized by substantially all of the assets of the Company. There were no outstanding borrowings as of September 30, 2010.

Note 8.	Commitments and Contingent Liabilities

Various lawsuits, claims, and proceedings have been or may be instituted or asserted against the Company relating to the conduct of its business, including those pertaining to dredging and construction contracts, safety and health, and employment matters. Although the outcome of litigation cannot be predicted with certainty and some lawsuits, claims, and proceedings may be disposed of unfavorably to the Company, management believes the disposition of matters which are pending or asserted will not have a materially adverse effect on the Company’s financial statements.

Note 9.	Retirement Plan

The Company has a qualified profit-sharing plan for substantially all employees, which allows employee contributions under section 401(k) of the Internal Revenue Code. The Company’s contribution expense to the plan totaled $137,996 and $200,584 for the nine-month periods ended September 30, 2010 and 2009, respectively.

In 2009, the Company terminated a deferred compensation agreement without payment of the vested accrued benefits. In exchange for terminating the agreement, the Company agreed to pay the Vice President of Operations a $500,000 liquidating payment in February 2011. At September 30, 2010, the Company accrued the liquidating payment as an employee compensation liability on the Balance Sheet.

L.W. Matteson, Inc.

Notes to Financial Statements

(Unaudited)

Note 10.	Related Party Transactions

The Company rents barges from an officer on a month-to-month basis. This rent expense totaled $162,000 for each of the nine-month periods ended September 30, 2010 and 2009.

The Company is affiliated with Matteson Marine Services, Inc. through common ownership and management. The Company provided management services to the affiliate totaling $90,000 during each of the nine-month periods ended September 30, 2010 and 2009. The Companies also share labor and other operating resources, which resulted in a receivable from the affiliate totaling $59,732 as of September 30, 2010. Matteson Marine Services, Inc. provided towing services totaling $76,121 and $15,373 for the nine-month periods ended September 30, 2010 and 2009, respectively. The Company had a note payable to Matteson Marine Services, Inc., which was repaid in full, including accrued interest, in March of 2009. Interest expense on the note totaled $9,654 for the period ended September 30, 2009.

Note 11.	Subsequent Events

The Company performed an evaluation of subsequent events through March 7, 2011, which is the date the financial statements were available to be issued. On December 31, 2010, the Company sold the majority of its assets to Great Lakes Dredging & Dock Company, LLC. As of the sales date, the Company ceased its river dredging and marine construction operations.